[LETTERHEAD]

The following application, if accepted, shall constitute a contractual agreement between the applicant (Go Espresso) and the Sports Car Racing Association of the Monterey Peninsula (SCRAMP), a California non-profit 5011(c)(4) organization.

Name of Applicant: DML Services, Inc. dba GO ESPRESSO

Contact Name: Michael B. Flores

Address: 299 Cannery Row, Monterey, CA 93940

Telephone #: (831)649-3635 (deli) (831)394-2672 or 2670 (home)

California Resale Permit #: SRARC 99672195 Federal Tax ID #: 88-0452413

Products to be sold and selling price: Menu and prices to be approved by SCRAMP

I (we) hereby apply to rent space identified as the "Food Pavilion" in the Mazda Raceway at Laguna Seca Paddock Area for the purpose of selling menu items as agreed upon at the 2001 events listed below under the following terms and conditions:

* The Monterey Nascar Winston West Challenge, May 19 & 20, 2001

* Honda International Superbike Classic SBK World Superbike Championship Series and AMA National Superbike Series, July 6-8, 2001

* Rolex Monterey Historic Automobile Races Featured Marquee--Bentley, August 17-19, 2001

* Monterey Sports Car Championships American Le Mans Series, September 7-9, 2001

* Honda Grand Prix of Monterey featuring the Shell 300 FedEx Championship Series, October 12-14, 2001

The dates and hours of operation to be:

NASCAR: Open Thursday, May 17th - Sunday, May 20th from 7:00am - 6:00pm

SUPERBIKE: Open Tuesday, July 3rd - Sunday, July 8th, 7:00am - 6:00pm

HISTORIC: Open Friday, August 10th (prehistorics) through Sunday, August 12th and Wednesday, August 15th through Sunday, August 19th from 7:00am - 6:00pm

SPORTS CAR: Open Tuesday, September 4th - Sunday, September 9th from 7:00am - 6:00pm

CART: Open Tuesday, October 9th - Sunday, October 16th from 7:00am - 6:00pm

1. PAYMENTS TO SCRAMP:

Go Espresso agrees to pay SCRAMP a commission on gross sales from its operations at the "Food Pavilion". A detailed report broken down by food versus beverages will be due no later than 10 days following each event. Gross sales will be calculated as the total retail sales resulting from all beverage and food items sold from the "Food Pavilion" as follows:

A. Five (5) SCRAMP events (listed above) 30% of all receipts

B. County events, i.e.: Spirit West Coast, Sea Otter Classic 15% of all receipts

C. Skip Barber Racing School Skiing scale as follows:

$0 - $1,000 15%

$1,001 - $1,500 20%

$1,501 - $2,000 25%

$2,000 and up 30%

2. BEVERAGES:

A. Coca-Cola products must be purchased through SCRAMP at $22.00 per case, this refers to all events under #1 A-D. Orders need to be placed no later than 10 days prior to any event. A representative needs to be on site for product delivery.

B. Type and products sold shall be consistent with those sold by SCRAMP. For this contract period the selling prices is $2.50 per each 20 ounce bottle.

3. SPECIAL CONDITIONS:

A. Go Espresso to provide Breakfast and Lunch to SCRAMP Directors, Assistant Directors and Staff.

* Breakfast until 11:00 a.m. Breakfast Coupon @ $3.00

* Lunch sold after 11:00 a.m. Lunch Coupon @ $5.00

B. Go Espresso to support all sales with cash register receipts/tapes. Go Espresso agrees to maintain full and complete accounting records detailing individual transactions and agrees to allow SCRAMP or its designated auditor's full access of these records at any time. These records will be maintained for a minimum of three (3) years.

C. Go Espresso agrees to make commission payment to SCRAMP no later than ten (10) working days after each event.

D. A Security and Cleaning deposit of $1,000.00 is required and must be paid immediately following the first event. The deposit will be refunded to you by mail following the last event, after inspection of the Food Pavilion has been completed and approved by SCRAMP.

E. Go Espresso is responsible for equipment and maintenance as listed in Exhibit A.

4. SCRAMP will provide Go Espresso with twenty (20) worker passes and five (5) vehicle passes. Any additional worker passes will need to be purchased at current event prices.

5. Go Espresso is responsible for electricity and gas costs; SCRAMP will invoice Go Espresso monthly, these invoices will be due net 30.

6. Go Espresso's display and equipment must remain completely within the confines of the Food Pavilion and designated area during the hours of 8:00 a.m. and 5:00 p.m. each day. No handouts, free samples or solicitation of opinion can be conducted outside of the Food Pavilion. At least one person must be in the Food Pavilion at all times from 8:00 a.m. to 5:00 p.m. each day.

7. A condition of this agreement is that Go Espresso is responsible for the removal of all oil and grease from the track facility.

8. Containers will be made available to Go Espresso for the disposal of gray water only. The Director of the Vendor Area must be contacted when gray water disposal is needed.

9. Go Espresso is responsible for placing all waste (boxes folded) in designated trash receptacles. Do not place beside or behind the Food Pavilion.

10. Tables, chairs and extension cords are the responsibility of the Go Espresso. Go Espresso is warned not to damage the park facilities in erecting structures. Any such damage will be charged to Go Espresso and may also result in expulsion from the park and exclusion from future events. Go espresso is prohibited from storing inventory or garbage anywhere outside of the food pavilion.

11. Go Espresso agrees to keep all vehicles out of the Food Pavilion area between 8:00 a.m. and 5:00 p.m. each day. NO EXCEPTIONS. SCRAMP officials with golf carts will be available to assist in bringing in supplies.

12. Go Espresso shall complete and return a Monterey County Health Department Temporary Food Facility Application. All Health Department fees must be paid directly to them at least 10 days prior to event to avoid a double payment penalty. Go Espresso is cautioned that the Health Department guidelines will be strictly enforced. Both civil and criminal penalties apply. NO REFUNDS will be made by SCRAMP to Go Espresso whose operation is closed down by the Health Department for failure to comply. If you have any questions about what is required, contact the Health Department directly at:

Monterey County Health Department

1200 Aguajito Road

Monterey, CA 93940

831-647-7650

13. All products to be sold must be listed on the menu and prices provided to SCRAMP by May 11, 2001. Go Espresso aggress not to sell, display or give away any of the following: any items containing any part of the event title and date or the words Laguna Seca, crew necks, shorts sleeved t-shirts, hats.

14. Go Espresso agrees not to create or emit any unduly loud or unreasonable noise in demonstrating its products or for any other purpose.

15. Go Espresso shall carry and pay liability insurance. DML Services, Inc., dba Go Espresso must provide evidence of insurance, naming the County of Monterey, its officers, agents and employees; SCRAMP, its officers, agents and employees; and Mazda Motors of America, Inc., dba Mazda North American Operations, its parent subsidiary, affiliated companies, and their officers, directors and employees. In addition, for the International Superbike classic, you must name as an additional insured Speedvision Productions, its officers, agents and employees and for the Monterey Historic Automobile Races, General Racing LTD, its officers, agents and employees. This evidence must be mailed to Mazda raceway at Laguna Seca at the address on the front of this contract. Please refer to the insurance liability coverage requirements. Make sure that the Go Espresso name in this Agreement appears on the certificate of insurance.

16. Go Espresso will be responsible for all state and County taxes as well as obtaining a valid California resale number prior to submitting this contract. California law requires verification of seller's status. Please refer to the enclosed Board of Equalization forms. For additional information, please contact Larry Roberts at 250 South 2nd Street, San Jose, CA 95113. (408)277-1555 Phone/(4081)277-1513 Fax. Failure to provide a valid California resale number will result in your application being denied.

17. Go Espresso warrants its products to be of a pleasing and safe nature and its sale or display of same is in accordance with the laws of California. Go Espresso agrees to hold harmless the county of Monterey, its officers, agents and employees, SCRAMP, its officers, agents and employees and Mazda Motor of America, dba Mazda North American Operations, its parent subsidiary and affiliated companies, and their officers, directors and employee. In addition, for the International Superbike Classic, Speedvision Productions, its officers, agents and employees and for the Monterey Historic Automobile Races, General Racing LTD, its officers, agents and employees from all claims arising form injury or damage by Go Espresso, or Go Espresso's products (See insurance requirements).

18. SCRAMP makes no guarantees the Go Espresso will make a profit or any monies whatsoever as a result of its activities at the Food Pavilion at Laguna Seca Recreation Area. Any financial loss will be born by the Go Espresso and no such loss shall be the basis for a refund.

19. In the event that a Go Espresso does not conform to the terms of this contract, SCRAMP has the right to remove the go Espresso from Laguna Seca Recreation Area. All costs associated with the removal will be born by the Go Espresso. No refunds will be issued if the Go Espresso is asked to leave.

20. No overnight camping will be allowed in the Paddock or the Food Pavilion area.

21. Event hours are from 8:00am - 5:00pm, Thursday, Friday, Saturday and Sunday of SCRAMP events. See page on (1) for operating days and times.

22. Roving evening security will be provided for the Paddock beginning Thursday evening. You are responsible for securing your area prior to leaving each evening. To order designated security, the price is $20.00 per hour/4 hour minimum. Contact the SCRAMP office for more details.

AGREED:

SPORTS CAR RACING ASSOCIATION

OF THE MONTEREY PENINSULA (SCRAMP)

By: /s/ 4/30/01

John Stornerta, General Manager and Authorized Representative

DML Services, Inc. dba GO ESPRESSO

By: /s/ 4/27/01

Michael R. Flores, Authorized Representative

MAZDA RACEWAY AT LAGUNA SECA FOOD PAVILION

GO ESPRESSO MENU

Breakfast

* Breakfast Burrito (egg, bacon & salsa in a flour tortilla) $3.00

* Breakfast Sandwich (egg, bacon & cheese on a bagel) $3.00

* Muffin or cookie $2.00

* Scrambled Eggs, Bacon & Hash browns $5.00

BBQ Lunch

* Chicken (3 legs, pork & beans, corn & roll) $10.00

* Ribs (4 ribs) $10.00

* Tri Tip $15.00

* Combo (2 chicken legs, 2 ribs & 2 oz. Trip tip) $15.00

* Hungry (3 chicken legs, 4 ribs, 4 oz. Tri tip) $20.00

* Burger & Fries (with cheese) $ 5.00

* Fries (side order) $ 3.00

Beverages

* Coca-Cola Products (20oz. Bottles) $2.50

* Coke $2.50

* Diet Coke $2.50

* Sprite $2.50

* Barq's $2.50

* Nestea $2.50

* Orange Juice $2.50

* Apple Juice $2.50

* Frozen Mocha $5.00

* Strawberry Smoothie $5.00

* Double Espresso $2.00

* Cappuccino $4.00

* Latte $4.00

* Mocha $5.00

* Coffee $2.00

* Milk $1.50

CONCESSIONAIRES/EXHIBITORS/VENDORS

PROVIDING SERVICE FOR SCRAMP AT

MAZDA RACEWAY AT LAGUNA SECA

INSURANCE LIABILITY COVERAGE REQUIREMENTS

A. WORKER'S COMPENSATION California Statutory Limits

B. Comprehensive General Liability, bodily injury $1,000,000 and property damage, combined single amount

C. Automobile Liability, bodily injury and $1,000,000 property damage, combines single amount

Comprehensive General and Auto policies shall provide an endorsement naming the County of Monterey, its officers, agents and employees; the Sports Car Racing Association of the Monterey Peninsula (SCRAMP), its officers, agents and employees; and Mazda Motors of America, Inc., dba Mazda North American Operations, its parent subsidiary, affiliated companies, and their officers, directors and employees.

Policy shall also be endorsed to provide that such insurance is primary insurance and that no separate insurance policy or self-insurance of the additional named insured shall be called on to contribute to any loss incurred in connection with the performance of the Concessionaire/Exhibitor/Vendor.

The above described coverage shall be maintained through the term of service agreement, and the Concessionaire/Exhibitor/Vendor shall file with SCRAMP a Certificate of Insurance evidencing that any insurance coverage required herein has been obtained and is currently in effect.

NOTE: If your insurance agent does not write liability insurance for Concessionaires and Exhibitors (vendors/contractors), you may wish to contact the following agency:

K&K Insurance Group

(Concessionaires and Exhibitors)

Phone: 800-328-2317 Fax: (21()459-5502

www.kandkinsurance.com